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                                                                     EXHIBIT l.1

VEDDERPRICE

                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                   222 NORTH LASALLE STREET
                   CHICAGO, ILLINOIS 60601
                   312-609-7500
                   FASCIMILE: 312-609-5005


                   OFFICES IN CHICAGO, NEW YORK CITY, AND LIVINGSTON, NEW JERSEY




                                           April 15, 2004



Nuveen Tax-Advantaged Total Return Strategy Fund
333 West Wacker Drive
Chicago, IL 60606

         Re: Nuveen Tax-Advantaged Total Return Strategy Fund FundNotes to be Issued Pursuant to the Underwriting Agreement (File Nos. 333-113702;811-21471)
                  ------------------------------------------

Ladies and Gentlemen
         We are acting as counsel to Nuveen Tax-Advantaged Total Return Strategy Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's filing of a registration statement on Form N-2 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of $78,000,000 aggregate principal amount of the Fund's FundNotes Series F, in denominations of $25,000 and integral multiples thereof (the "FundNotes"). In that capacity, we have examined such records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, solely upon the opinion of Bingham McCutchen LLP dated April 15, 2004, and the opinions expressed herein are subject to the assumptions, limitations and qualifications contained therein.
         We have assumed that the Registration Statement, the underwriting agreement relating to the FundNotes (the "Underwriting Agreement") and the Indenture of Trust and the Supplemental Indenture of Trust (collectively, the "Indenture") will be duly completed, executed and delivered in accordance with the resolutions of the Trustees attached to a Certificate of the Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Amended and Restated Declaration of Trust ("Declaration"), Indenture, By-Laws, and certain resolutions adopted by the Trustees of the Fund.


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VEDDERPRICE

Nuveen Tax-Advantaged Total Return Strategy Fund
April 15, 2004
Page 2


         Based upon the foregoing, it is our opinion that:

      1. The Fund has been formed and is validly existing under the Fund's Declaration and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The FundNotes, when executed, authenticated and delivered in accordance with the provisions of the Indenture and paid for by the Underwriters pursuant to the Underwriting Agreement, will be legal, valid and binding obligations of the Fund entitled to the benefits of the Indenture.

         We hereby consent to the filing of this opinion as Exhibit l.1 to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder. Except as specifically authorized above in this paragraph, this opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without, in each case, our prior written consent. This opinion is given to you as of the date hereof and we assume no obligation to advise you of any change which may hereafter be brought to our attention.

                                     Very truly yours,

                                     /s/ Vedder, Price, Kaufman & Kammholz, P.C.
                                     -------------------------------------------
                                     Vedder, Price, Kaufman & Kammholz, P.C.